SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 8, 2004

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other	(Commission File No.)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On January 8, 2003, Connetics Corporation announced that it has completed enrollment in its two Phase III clinical trials for Velac® gel, a first in class combination of 1% clindamycin, and a 0.025% tretinoin, for the treatment of acne.

     The two Phase III trials include an aggregate of 2,218 patients at 37 centers, in which patients are treated for 12 weeks in the double-blinded, placebo and active controlled studies. Connetics anticipates data from the trial will be available in the second quarter of 2004.

     A copy of the press release announcing this event is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated January 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

By:	/s/ Katrina J. Church

Katrina J. Church Executive Vice President, General Counsel and Secretary

Date: January 9, 2004

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 8, 2004